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Exhibit 10.23

PREFERRED STOCK PURCHASE AND SALE AGREEMENT

        This PREFERRED STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of February    , 2005, by and between FTD Co-Investment LLC ("Seller"), a Delaware limited liability corporation, and FTD Group, Inc., a Delaware corporation ("Purchaser"), with reference to the following facts:

        A.    Seller is the owner of                        shares of 14% Senior Redeemable Exchangeable Cumulative Preferred Stock (the "Senior Preferred Stock") and                        shares of 12% Junior Redeemable Exchangeable Cumulative Preferred Stock (the "Junior Preferred Stock" and, together with the Senior Preferred Stock, the "Subject Shares") of the Purchaser.

        B.    Seller desires to sell the Subject Shares to Purchaser, and Purchaser desires to purchase the Subject Shares from Seller, on the terms, and subject to the conditions, set forth in this Agreement.

        C.    Seller desires to reinvest                        Dollars ($                        ) (the "Additional Shares Consideration") of the proceeds from such sale of the Subject Shares in the common stock, par value $0.01 per share of the Purchaser ("Common Stock") in connection with the initial public offering of the Common Stock of the Purchaser (the "IPO").

        D.    Seller and Purchaser intend this Agreement and the transactions contemplated hereby to constitute a "plan of reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder.

        NOW, THEREFORE, in consideration of the terms, covenants, conditions, representations and warranties hereinafter provided, each of the parties hereby agrees as follows:

        1.     Sale and Purchase of the Subject Shares and the Additional Shares.

          1.1   On the date of this Agreement, Seller shall sell to Purchaser and Purchaser shall purchase from Seller, all of Seller's rights, title and interest in and to the Subject Shares (such sale, the "Redemption"), in exchange for the delivery by Purchaser or its designee to Seller of $[an amount equal to the sum of (i)(a) 1.14 multiplied by (b) the sum of (1) the purchase price for the Senior Preferred Stock, plus (2) accrued and unpaid dividends on the Senior Preferred Stock through the date of this Agreement, plus (ii)(a) 1.12 multiplied by (b) the sum of (1) the purchase price for the Junior Preferred Stock, plus (2) accrued and unpaid dividends on the Junior Preferred Stock through the date of this Agreement] (such aggregate amount, the "Redemption Proceeds"), by wire transfer of immediately available funds, which Seller agrees shall constitute payment in full for the purchase of the Subject Shares. The wire transfer to Seller shall be made on the date of this Agreement in accordance with the wire transfer instructions set forth on the signature page of this Agreement next to Seller's name.

          1.2   On the date of this Agreement, Purchaser shall sell to Seller and Seller shall purchase from Purchaser such number of shares of Common Stock (the "Additional Shares") equal to the quotient obtained by dividing (i) the Additional Shares Consideration, by (ii) the purchase price of the Common Stock in the IPO, in exchange for the delivery by Seller to Purchaser of the Additional Shares Consideration by wire transfer of immediately available funds (such sale, the "Reinvestment"), which Purchaser agrees shall constitute payment in full for the purchase of such additional shares of Common Stock. The wire transfer to Purchaser shall be made on the date of this Agreement in accordance with the wire transfer instructions set forth on the signature page of this Agreement next to Seller's name.

        2.     Representations and Warranties of Seller.

        Seller hereby represents and warrants to Purchaser as of the date of this Agreement that:

          2.1   Subject Shares. Except only for the arrangements expressly contemplated hereunder, as of the date of this Agreement, Seller is the beneficial and registered legal owner of the Subject Shares, and Seller has good and marketable title thereto and the absolute right to sell, assign and transfer the Subject Shares to Purchaser, free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims, rights of first refusal, or options of any kind (collectively, "Encumbrances"). When the transactions contemplated by this Agreement are consummated, Purchaser shall acquire good and marketable title to the Subject Shares, free and clear of all Encumbrances.

          2.2   Authority. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite action, and (ii) constitute the legal, valid and binding obligations of Seller, enforceable in accordance with its terms, except as limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          2.3   No Violation. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not (i) violate any provision of any law, statute, ordinance, rule, regulation, decree or order applicable to Seller, (ii) conflict with or result in any breach or termination of the terms, conditions or provisions of, or constitute a default under or pursuant to any order, judgment, writ, decree, statute, regulation or restriction of any kind or character to which Seller is a party or by which Seller may be bound, or (iii) require any consent, approval, authorization or permit from any governmental, public or self-regulatory body or third party.

        3.     Representations and Warranties of Purchaser.

        Purchaser hereby represents and warrants to Seller as of the date of this Agreement that:

          3.1   Authority. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite action, and (ii) constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with its terms, except as limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          3.2   No Violation. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not (i) violate any provision of any law, statute, ordinance, rule, regulation, decree or order applicable to Purchaser, (ii) conflict with or result in any breach or termination of the terns, conditions or provisions of, or constitute a default under or pursuant to any order, judgment, writ, decree, statute, regulation or restriction of any kind or character to which Purchaser is a party or by which Purchaser may be bound, or (iii) require any consent, approval, authorization or permit from any governmental, public or self-regulatory body or third party.

        4.     Tax Treatment of the Redemption and the Reinvestment. Seller and Purchaser agree for U.S. federal income tax purposes (i) to treat the Redemption and the Reinvestment contemplated by this Agreement as an exchange of (a) the Subject Shares for (b) the Additional Shares, plus cash in an amount equal to the difference between the Redemption Proceeds and the Additional Shares Consideration, that qualifies as a "reorganization" within the meaning of Section 368 of the Code and (ii) not to take any action or position inconsistent with such treatment unless otherwise required pursuant to a "determination" as defined in Section 1313(a) of the Code.

        5.     Miscellaneous.

          5.1   Governing Law. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law.

          5.2   Headings. The titles, captions or headings of the sections and paragraphs herein are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

          5.3   Entire Agreement. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

          5.4   Assignment. Neither Purchaser nor Seller may assign this Agreement or any of their respective rights, interests or obligations hereunder.

          5.5   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

SELLER:

FTD CO-INVESTMENT LLC

By:	Leonard Green & Partners, L.P.,
Its:	Manager

By:	LGP Management, Inc.,
Its:	General Partner

By:

	Name:	Peter J. Nolan
	Title:	Vice President

Address:

11111 Santa Monica Boulevard Suite 2000 Los Angeles, California 90025

Wire Transfer Instructions:

PURCHASER:

FTD GROUP, INC.

By:

	Name:	Carrie A. Wolfe
	Title:	Chief Financial Officer

S-1

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  Exhibit 10.23
PREFERRED STOCK PURCHASE AND SALE AGREEMENT